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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

[  ]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[x]   Soliciting Material Pursuant to Section 240.14a-12

                                   TyCom Ltd.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

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      (2)  Aggregate number of securities to which transaction applies:

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      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)  Proposed maximum aggregate value of transaction:

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      (5)  Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount previously paid:

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      (2)  Form, Schedule or Registration Statement No.:

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      (3)  Filing Party:

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      (4)  Date Filed:

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                       INFORMATION CONCERNING PARTICIPANTS

      TyCom Ltd. (the "Company") and certain other persons named below may be deemed to be participants in any solicitation of proxies of the Company's stockholders to adopt the agreement providing for Tyco International Ltd.'s ("Tyco") acquisition of the minority interest in the Company. The participants in such solicitation may include the directors and executive officers of the Company, who may have an interest in the transaction, including as a result of holding stock or options of the Company. A detailed list of the names and interests of the Company's directors and executive officers is contained in the Company's Proxy Statement for its Annual Meeting, held on March 27, 2001, which may be obtained without charge at the Commission's web site at www.sec.gov.

      Information will also be included in a proxy statement/prospectus to be filed by the Company and Tyco in connection with the proposed transaction. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov). The proxy statement/prospectus and such other documents may also be obtained from Tyco or from the Company by directing such request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, tel: (441) 292-8674; or to TyCom Ltd., Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.

INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE PROPOSED TRANSACTION.

The following is a press release issued by Tyco on October 19, 2001:

FOR IMMEDIATE RELEASE

CONTACT:
NEWS MEDIA                          INVESTOR RELATIONS
Maryanne Kane                       R. Jackson Blackstock
Chief Communications Officer        Senior Vice President
Tyco International (US) Inc.        Tyco International (US) Inc.
508-747-0800                        212-424-1344


               TYCO REACHES DEFINITIVE AGREEMENT TO ACQUIRE TYCOM

Pembroke, Bermuda, October 19, 2001: Tyco International Ltd. (NYSE: TYC; LSE:
TYI; BSX: TYC) and TyCom Ltd. (NYSE: TCM; BSX: TCM) announced today that they have executed a definitive agreement whereby a subsidiary of Tyco and TyCom will amalgamate and each outstanding common share of TyCom not owned by Tyco will be converted into the right to receive 0.3133 of a Tyco common share, an increase from the previously announced offer of 0.2997 exchange ratio. Based on the closing price on the New York Stock Exchange of a Tyco common share on October 18, 2001, this represents a value of $15.42 per TyCom common share.

Upon completion of the amalgamation, Tyco will have acquired the outstanding 11% minority interest in TyCom representing approximately 56 million common shares. Tyco currently holds

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89% of all TyCom common shares and acquiring the outstanding minority shares would bring TyCom back into the Tyco International Ltd. corporate structure as a wholly owned subsidiary.

Tyco International Ltd. Chairman, President and Chief Executive Officer, L. Dennis Kozlowski stated: "The transaction will provide Tyco with cost saving opportunities through a reduction in general and administrative costs and greater flexibility in allocating resources to TyCom. As we have previously stated, Tyco remains committed to TyCom even though the environment for broadband telecommunication stocks has changed dramatically since the time of the initial public offering of TyCom."

The transaction has been unanimously approved by the Board of Directors of TyCom and the TyCom Board's Special Committee, as well as by the Board of Directors of Tyco. The transaction is expected to be consummated early next calendar year following approval by TyCom's shareholders. Tyco owns shares sufficient to approve the amalgamation and has agreed to vote its shares in favor of the amalgamation.

ABOUT TYCO INTERNATIONAL LTD.
Tyco International Ltd. (NYSE: TYC, LSE: TYI, BSX: TYC) is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services; and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in disposable medical products, financing and leasing capital, plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2001 revenues in excess of $36 billion.

ABOUT TYCOM LTD.
TyCom Ltd. (NYSE: TCM; BSX: TCM), with fiscal 2000 revenues of $2.54 billion, is one of the world's largest providers of advanced broadband communications capacity, systems and services. TyCom is a leading fully integrated supplier of transoceanic optical networks, is the recognized world leader in undersea technology development and application, and operates one of the world's largest fleets of cable ships. The company is also deploying and selling capacity on the TyCom Global Network. Tyco International Ltd. is TyCom's parent company.

FORWARD LOOKING INFORMATION

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: the expected closing date of the transaction, future financial and operating results and the timing and benefits of the transaction.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to obtain, or meet conditions imposed for, governmental approvals for the transaction; and other economic, business, competitive and/or regulatory factors affecting Tyco's and TyCom's businesses generally.

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More detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is set forth in Tyco's and TyCom's filings with the Securities and Exchange Commission, including their Annual Reports on Form 10-K for the fiscal year ended September 30, 2000 and their most recent quarterly reports on Form 10-Q. Tyco and TyCom are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #

Investors and security holders are advised to read the proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by Tyco International Ltd. and TyCom Ltd. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Tyco and TyCom at the Commission's web site at www.sec.gov. The proxy statement/prospectus and such other documents may also be obtained from Tyco or from TyCom by directing such request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, tel: (441) 292-8674; or to TyCom Ltd., Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, tel: (441) 298-9770.

TyCom and certain other persons referred to below may be deemed to be participants in any solicitation of proxies of TyCom's shareholders to adopt the agreement providing for Tyco's acquisition of the minority interest in TyCom. The participants in such solicitation may include the directors and executive officers of TyCom, who may have an interest in the transaction, including as a result of holding stock or options of TyCom. A detailed list of the names and interests of TyCom's directors and executive officers is contained in TyCom's Proxy Statement for its Annual General Meeting of Shareholders, held on March 27, 2001, which may be obtained without charge at the Commission's web site at www.sec.gov.